Exhibit 10.5
EXECUTION VERSION
GUARANTOR SECURITY AGREEMENT

This GUARANTOR SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of July 31, 2020 (the “Effective Date”) by AquaBounty Technologies, Inc., a Delaware corporation (the “Guarantor”), in favor of First Farmers Bank and Trust (together with its successors and assigns, the “Bank”).

Background Information

A. The Bank and AquaBounty Farms Indiana, LLC, a Delaware limited liability company (the “Borrower”), entered into a certain Loan and Security Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Bank has agreed to extend certain loans to the Borrower (as they may be increased or modified from time to time pursuant to the Loan Agreement, the “Loan”).

B. To induce the Bank to continue to extend the Loan, and in order to secure the payment and performance of the Secured Obligations (as hereinafter defined), Guarantor has agreed to grant a security interest to Bank in certain Collateral (as hereinafter defined) now or hereafter owned or acquired by Guarantor as security for the Secured Obligations.

Provisions

NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to extend the Loan, Guarantor hereby agrees with the Bank as follows:

1. Definitions. References to “Sections” shall be to Sections of this Agreement unless otherwise specifically provided. For purposes hereof, “including” is not limiting and “or” is not exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise defined herein, all terms that are defined in the Uniform Commercial Code of Indiana in effect from time to time shall have the same meanings herein as in such Code, and all other capitalized terms shall have the meanings given them in the Loan Agreement.

“Collateral” means all of the following personal property and real property owned by Guarantor, whether now owned or existing, or hereafter arising or acquired or received by Guarantor, wherever located:
(a) all Equipment located at or on the Real Property, excluding any equipment or fixtures owned by Praxair, Inc.;

(b) Guarantor’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Guarantor or in which Guarantor has an interest), computer programs, electronic media, tapes, disks and documents relating to that Equipment;

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(c) all proceeds and products of subsections (a) and (b) of this definition of Collateral in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds; and

(d) the Real Property.

"Mortgage" shall mean that certain Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement encumbering the Real Property executed by Guarantor and dated as of even date herewith and delivered to the Bank.
"Real Property" shall mean the land and improvements constructed thereon and all easements and appurtenances thereto located at 11550 E Gregory Road, Albany, Indiana 47320.
“Secured Obligations” means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, administration, collection or enforcement thereof), of the Borrower or any other party to the Loan Agreement to the Bank, or any branch, subsidiary or Affiliate of Bank, including without limitation all existing and future indebtedness, obligations and liabilities arising under or pursuant to this Agreement, the Loan Agreement, the Term Note, any promissory note or notes or letters of credit now or hereafter issued under the Loan Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, including any modification which results in the increase in the principal amount of such obligations and liabilities, and the other Loan Documents, the structuring fees described in the Loan Agreement, or any other fees arising under the Loan Agreement or the Loan Documents.

2. Grant of Security Interests. To secure the Secured Obligations, Guarantor hereby does hereby pledge, assign, transfer and deliver to the Bank and grants to Bank for its benefit a continuing and unconditional first priority security interest in and to any and all of the Collateral.

3. Delivery of Collateral; UCC Financing Statements; Mortgage.

(a) All titles, certificates, if any, or instruments representing or evidencing any Collateral, if any, shall be delivered to and held by or on behalf of Bank pursuant hereto and shall be accompanied by an irrevocable power of attorney authorizing transfer or assignment, in form and substance satisfactory to Bank.

(b) Guarantor hereby authorizes Bank to file one or more UCC financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of Guarantor (to the extent such signature is required under the laws of any applicable jurisdiction).

(c) Guarantor agrees that the Secured Obligations will be secured by the Real Property described in and on the terms and conditions of the Mortgage and authorizes Bank to record the Mortgage in the appropriate county recorder's office.

4.  Representations and Warranties. Guarantor represents and warrants as follows:

(a) Guarantor has full corporate power, capacity and authority to execute, deliver and perform this Agreement, in accordance with its terms. Neither the execution, delivery nor the performance of this Agreement violates or results in any breach, or constitutes a default or causes an acceleration of any obligation, of (i) any judgment, decree, order, statute, rule or regulation applicable to Guarantor, or (ii) any material permit, any material agreement or other material instrument to which Guarantor is a party.

(b) To the best of Guarantor’s knowledge, (a) the proper filing in the appropriate (i) filing office of a UCC financing statement describing the same as collateral, and (ii) the recording of the Mortgage, is effective to create valid and perfected security interests in the Collateral, free of any adverse claim, other than Permitted Liens, securing the payment of the Secured Obligations, and (b) subject only to the filing of a financing statement described in the immediately preceding sentence, Bank has a valid and first priority security interest in the Collateral which may be perfected by such filing and/or recording, securing the payment of the Secured Obligations, and such security interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

(c) This Agreement constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(d) To the best of Guarantor’s knowledge, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body (other than as set forth in Section 3(b)) or consent of any other Person (other than those consents obtained on or prior to the date hereof) is required for: (i) the pledge and grant of a security interest by Guarantor pursuant to this Agreement, (ii) the execution, delivery or performance of this Agreement by Guarantor, or (iii) the exercise by Bank of its rights and remedies hereunder (except as may have been taken by or at the direction of Guarantor and except as may be required in connection with any disposition of the Collateral by laws affecting the offering and sale of securities generally).

(e) All information heretofore, herein or hereafter supplied to Bank by or on behalf of Guarantor with respect to the Collateral is and will, as to hereafter supplied information, be accurate and complete in all material respects at the time made.

(f) All representations and warranties of Guarantor contained in this Agreement shall survive the execution and delivery of this Agreement, except those which by their terms are made as of a specified date.

5.  Covenants; Further Assurances. Guarantor covenants as follows:

(a) Guarantor shall, from time to time, at its expense, promptly execute and deliver all further reasonable instruments, documents and notices and take all further action that may be reasonably necessary or that Bank may reasonably request, in order to create, perfect and protect any security interest granted or purported to be granted by this Agreement or to enable Bank to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, Guarantor will, upon Bank’s reasonable request, appear in and defend any action or proceeding that may adversely affect Guarantor’s title to or Bank’s security interest in the Collateral.

(b) Guarantor shall furnish to Bank, from time to time upon reasonable request, statements and schedules further identifying, updating, and describing the material Collateral and such other information, reports and evidence concerning the Collateral as Bank may reasonably request, all in reasonable detail.

(c) Guarantor agrees that it shall not consent to: (i) an amendment, change or alteration of its charter documents in any way not consistent with the Loan Agreement; (ii) a Change in Control without prior written consent of Bank pursuant to Section 18; (iii) a dissolution, assignment for the benefit of creditors, or bankruptcy filing by Guarantor; or (iv) an appointment of a receiver, trustee or liquidator with respect to the property of Guarantor. Notwithstanding the foregoing, Guarantor may change its name from AquaBounty Technologies, Inc. to AquaBounty, Inc. upon concurrent written notice to the Bank.

(d) Except for the name change contemplated in Section 5(c) above, Guarantor shall not change its name, type of organization or jurisdiction of organization, without thirty (30) days’ prior written notice of such change to Bank.

(e) Except as otherwise permitted herein, Guarantor shall not: (i) sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option or similar right with respect to, any of the Collateral, or (ii) move or remove any of the Collateral from the State of Indiana. In addition, Guarantor shall not use or permit the use of any Collateral in violation of any provision of applicable law and shall not do anything to impair the rights of Bank in any of the Collateral.

(f) Guarantor agrees it shall not create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, including without limitation, any conditional sale or other title retention agreement, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing of any kind (including the charge on property purchased under conditional sales or other title retention agreements) upon or with respect to the Collateral except (i) in favor of Bank securing the Secured Obligations, and (ii) to the extent otherwise permitted herein and Permitted Liens.

(g) To the extent applicable, Guarantor agrees that it shall maintain full and complete books of account and other records reflecting the results of its operations, and the operations of Guarantor.

(h) Guarantor agrees that it shall, (i) pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all material and income taxes, assessments and governmental charges or levies imposed upon Guarantor, Guarantor’s income or Guarantor’s property, or upon any part thereof, other than those being properly contested; and/or (ii) preserve and keep in full force and effect its material rights and properties in the Collateral, except, in each case, in any instance where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i) Upon the occurrence and during the continuance of an Event of Default beyond the applicable cure period, Guarantor agrees that it shall cause to be paid all sums and distributions (whether made in cash, tangible or intangible property of any kind or character, or otherwise) due or to become due to Guarantor, pertaining to the Collateral, directly to Bank, upon Bank’s written notice directing such action to Guarantor. Guarantor further agrees that it shall not take any actions (or inactions) which limit or otherwise impair the foregoing. Any distributions that are required to be remitted to Bank pursuant to the terms of this Agreement shall be deposited into such account as directed by Bank from time to time.

(j) Except as otherwise permitted by this Agreement, Guarantor agrees that it will not, without Bank’s prior written consent: (i) grant, create, incur, assume, permit or suffer to exist any lien upon any of its properties or assets, whether now owned or hereafter acquired, except liens which would not adversely affect the value of the Collateral and Permitted Liens; (ii) dissolve or liquidate, or sell, transfer, license, lease or otherwise dispose of any material portion of its property or assets or business, other than sales or dispositions in the ordinary course of business or otherwise permitted by the Loan Agreement; (iii) do any other act that would make it impossible or impractical to carry on the ordinary business of Guarantor as it is generally conducted on the Effective Date.
(k) Insurance Requirements.

(1) Guarantor shall at all times insure and keep insured by insurance companies reasonably acceptable to the Bank, all Collateral against loss or damage from general liability, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties, and, with respect to the Real Property, in an amount sufficient to replace the Real Property in accordance with the appraisal performed in conjunction with the Loan and with a maximum deductible of $25,000 per incident. At least three (3) days prior to the Closing Date, Guarantor shall deliver to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained by Guarantor pursuant to this Section 5(k)(1). All such policies of insurance must be reasonably satisfactory to the Bank in relation to the insurance provided, amount and term of the Obligations and type and value of the Collateral and assets of the Guarantor and all policies shall identify the Bank as lender's loss payee and as an additional insured, and, on the policies relation to the Real Property, as mortgagee.

(2) In the event of the loss of any Collateral occasioned by fire or other hazard, Guarantor shall give prompt written notice to the insurance carrier and to Bank. During the existence of an Event of Default, Bank shall have the right, on behalf of Guarantor, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Bank’s reasonable expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph shall require Bank to incur any expense or take any action hereunder. Guarantor hereby collaterally assigns to Bank all rights of Guarantor in and to any insurance proceeds paid as a result of any such loss or damage.

(l) Upon the occurrence and during the continuance of an Event of Default beyond the applicable cure period, Guarantor agrees that, upon Bank's request, Guarantor shall assign or cause to be assigned all rights and interests in and to that certain Lease Agreement, dated November 22, 2005, by and between Thomas David Stone (“Lessor”) and Bell Aquaculture, LLC (the “Original Tenant”) (the “Lease Agreement”), as amended by that certain Addendum to Lease Agreement dated April 28, 2008, by and between Lessor and Original Tenant; as further amended by that certain Addendum to Lease Agreement dated July 29, 2008, by and between Lessor and Original Tenant; as further amended by that certain Second Addendum to Lease Agreement dated October 15, 2008, by and between Lessor and Original Tenant; as further amended by that certain Agreement of Understanding, Consent and Amendment dated March 4, 2016, by and between Lessor and Bell Fish Company LLC (f/k/a TCFI Bell SPE I LLC) (the “Second Tenant”); as assigned to Guarantor under that certain Notice of Assignment of Lease Agreement dated July 7, 2017, from Second Tenant to Lessor; and as assigned as a matter of law to Michael Haydon Miller as Co-Trustee of the 2003 Michael Haydon Miller Trust following its purchase from Lessor of the real property underlying the Lease Agreement and assumption of the rights and obligations of Lessor under the Lease Agreement, in order to allow for the continuation of operations on the Real Property.

6. Defaults. The occurrence of any Event of Default, as defined in the Loan Agreement or any of the Loan Documents or the breach of any terms or provisions of the Loan Agreement or any of the Loan Documents, which default or breach continues beyond any period of grace therein provided shall constitute a Default of this Agreement.

7. Collateral Rights

(a) So long as no Event of Default has occurred and is then continuing beyond the applicable cure period, Guarantor shall be entitled to exercise any and rights pertaining to the Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement; and

(b) So long as no Event of Default has occurred and is then continuing beyond the applicable cure period, in respect of which Bank has provided Guarantor with notice of its election to exercise the rights and remedies set forth in subsection 7(c) below, Guarantor shall be entitled to exercise any and all rights pertaining to the Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement.

(c) At any time that an Event of Default has occurred and is then continuing beyond the applicable cure period, in respect of which Bank has provided Guarantor with notice of its election to exercise the rights and remedies set forth in this subsection 7(c), all rights of Guarantor to exercise rights in respect of the Collateral shall immediately cease to be effective upon its receipt of notice from Bank of Bank’s intent to exercise its rights hereunder, and upon the delivery of such notice all such rights shall become vested in Bank and Bank shall thereupon have the sole right to exercise such rights with respect to the Collateral.

8. Bank Appointed Attorney-in-Fact. Guarantor hereby irrevocably appoints Bank, its nominee, and any other Person whom Bank may designate, as Guarantor’s attorney-in-fact, (a) solely during the existence of an Event of Default, with full power to take any action and to execute any instrument that such attorney-in-fact may deem necessary or advisable to exercise its rights in the Collateral, including, without limitation, to receive, endorse and collect all sums and distributions (whether made in cash, tangible or intangible property of any kind or character, or otherwise) due or to become due to Guarantor on account of the Collateral, and (b) with full power, during the existence of any Event of Default (in respect of which Bank has provided Guarantor with notice of its election to exercise the rights and remedies set forth in subsection 7(c) above), to take any action and to execute any instrument that such attorney-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to: (i) receive, endorse and collect all instruments (or other property, as applicable) made payable to Guarantor representing any distribution in respect of the Collateral, or any part thereof; (ii) exercise the rights pertaining to the Collateral; and (iii) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though such attorney-in-fact was the absolute owner thereof for all purposes, and to do, at such attorney-in-fact’s option and Guarantor’s expense, at any time or from time to time, all acts and things that such attorney-in-fact deems necessary to protect, preserve or realize upon the Collateral. Guarantor hereby ratifies and approves all acts of any such attorney-in-fact made or taken pursuant to this Section 8 and agrees that neither Bank nor any other person designated as an attorney-in-fact by Bank shall be liable for any acts, omissions, errors of judgment or mistakes of fact or law (other than, and only to the extent of, such person’s gross negligence or willful misconduct). The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been satisfied in full (other than contingent obligations not yet due and owing).

9. Bank May Perform. If Guarantor fails to perform any agreement contained herein, subject to any applicable cure period, Bank may itself perform, or cause performance of, such agreement, and the out-of-pocket expenses of Bank incurred in connection therewith shall be payable by Guarantor under Section 14 hereof, and be a part of the Secured Obligations.

10. Limitation on Duty of Bank with Respect to the Collateral. Beyond the safe custody thereof, and as otherwise required by the UCC, Guarantor agrees that Bank shall have no duties concerning the custody and preservation of any Collateral in its control or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its control if the Collateral is accorded treatment substantially equal to that which it accords its own property. It is expressly agreed that Bank shall have no responsibility for: (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but Bank may do so and all reasonable expenses incurred in connection therewith shall be payable by and for the sole account of Guarantor.

11. Remedial Provisions.

(a) Upon the occurrence and during the continuance of an Event of Default beyond the applicable cure period, Bank and its attorneys may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Mortgage (with respect to the Real Property), or otherwise available to it, all the rights and remedies of a secured party under the UCC or under the Mortgage, and Bank may also, without demand, advertisement or notice of any kind (other than the notice specified below relating to a public or private sale), sell the Collateral or any part thereof in one or more portions at one or more public or private sales or dispositions, at any exchange, broker’s board or at any of Bank’s offices (or those of Bank’s attorneys) or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as Bank deems advisable. Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification of such matters; provided, that no notification need be given to Guarantor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition. At any sale of the Collateral, if permitted by law, Bank may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof free of any right of equity or redemption in Guarantor. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Guarantor recognizes that Bank may be unable to effect a public sale of all or part of the Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Guarantor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that the fact that the sale is conducted at a private sale shall itself not be cause to determine that such sale was not made in a commercially reasonable manner. To the extent permitted by law, Guarantor hereby specifically waives (and, as applicable, releases) any right or equity of redemption, and any right of stay or appraisal, which Guarantor has or may have under any law now existing or hereafter enacted.

(c) Guarantor acknowledges that Bank shall not be liable for any failure or delay in realizing upon or collecting the Secured Obligations or any guaranty thereof or collateral security therefore; and Guarantor further acknowledges that Bank shall not have any duty to take any action with respect thereto, except with respect to any duty or obligation imposed on Bank by the UCC.

12. Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising and no course of dealing with respect to, any power, privilege or right under this Agreement, the Loan Agreement or any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Bank of any power, privilege or right under this Agreement, the Loan Agreement or the other Loan Documents preclude any other or further exercise thereof or the exercise of any other such power, privilege or right. The powers, privileges and rights in this Agreement, the Loan Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale or disposition of, or other realization upon, all or any part of the Collateral shall be applied in the following manner:

(a) FIRST: To the payment of all reasonable costs and expenses of such sale, collection or other realization and all amounts for which Bank is entitled to indemnification hereunder, and to the payment of all reasonable costs and expenses paid or incurred by Bank in connection with the exercise of any right or remedy hereunder, all in accordance with Section 14;

(b) SECOND: To the payment of any Secured Obligations, as shall be determined in the sole discretion of Bank; and

(c) THIRD: To the payment or upon the order of Guarantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

14. Expenses. Without limiting Guarantor’s obligations under the Loan, this Agreement, the Loan Agreement or any other Loan Document, Guarantor hereby agrees to promptly pay all of Bank’s reasonable and documented out-of-pocket fees, costs and expenses (including out-of-pocket expenses and reasonable outside attorney’s fees) in connection with (a) maintaining the Collateral, (b) creating, perfecting, protecting and enforcing the lien for the benefit of Bank on the Collateral, (c) selling or otherwise disposing of the Collateral, (d) paying any amount required under any provision of applicable law (including, without limitation, Section 9-615(a)(3) of the UCC) with respect to the Collateral, or (e) any other matters contemplated by or arising out of this Agreement with respect to the Collateral. If Guarantor fails to promptly pay any portion of the above fees, costs and expenses when due or to perform any other obligation of Guarantor under this Agreement, Bank or any agent of Bank may, at its option, but shall not be required to, pay or perform the same and charge Guarantor’s account for all fees, costs and expenses incurred therefor, and Guarantor agrees to reimburse Bank or such agent therefor on demand. All sums so paid or incurred by Bank or any agent for any of the foregoing, any and all other sums for which Guarantor may become liable hereunder and all fees, costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by Bank or any agent in enforcing or protecting any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Loan Agreement and shall be secured by the Collateral.

15. Termination of Lien; Release of Collateral. Bank agrees that upon satisfaction in full of all Secured Obligations (other than contingent obligations not yet due and owing) and the termination of the Loan Agreement and all other Loan Documents, the lien provided for hereunder shall automatically terminate without further action.

16. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Bank and Guarantor.

17. Notices. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provisions of the Loan Agreement.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Guarantor may not assign its rights or obligations hereunder without the prior written consent of Bank, which Bank will not unreasonably withhold, condition or delay. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the lien granted to Bank hereunder.

19. Waivers. In addition to, and not in lieu of, any other waivers herein, Guarantor waives to the greatest extent it may lawfully do so, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Bank of, this Agreement. Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Secured Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of the Secured Obligations, notice of adverse change in any person’s financial condition or any other fact which might materially increase the risk to Guarantor) with respect to any of the Secured Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement.

20. Indemnity. Guarantor hereby agrees to indemnify, pay and hold harmless Bank and the officers, directors and employees of Bank (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses (other than loss of profit), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and out of pocket disbursements of outside counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of Guarantor, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement or the enforcement by Bank of its rights and remedies hereunder, in each case, except that Guarantor shall not have any obligation hereunder to an Indemnitee with respect to (x) any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction, (y) a claim brought by the Borrower or any Subsidiary against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) or arising from any litigation, contest, dispute, suit, proceeding, action or claim between one such Indemnitee and another such Indemnitee. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

21. WAIVER OF JURY TRIAL. The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Agreement, the Loan Agreement, the Loan Documents, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.

22. Governing Law. This Agreement shall be construed in accordance with the internal laws (but without regard to the conflict of laws provisions) of the State of Indiana but giving effect to federal laws applicable to national banks.

23. Consent to Jurisdiction. Guarantor hereby irrevocably (a) consents to the jurisdiction of the state and federal courts located in Marion County, Indiana with respect to any litigation; (b) waives any objection to the jurisdiction and venue of any litigation in either such court; (c) agrees not to commence any litigation except in either of such courts or to contest the removal of any litigation commenced in any other court to either of such courts; (d) agrees not to seek to remove, by consolidation or otherwise, any litigation commenced in either of such courts to any other court; and (e) waives personal service of process in connection with any litigation and consents to service of process by registered or certified mail, postage prepaid, addressed as set forth herein or in any other manner permitted by law. Unless the parties otherwise agree, all discovery shall be conducted in Indianapolis, Indiana and each party shall bear its own expenses in connection therewith.

24. Counterparts; Integration; Headings. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic means, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

[Signatures on Following Pages]

        IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed and delivered effective as of the Effective Date.

GUARANTOR:

AQUABOUNTY TECHNOLOGIES, INC.

By: /s/ David A. Frank
David A. Frank, Treasurer and Chief Financial Officer

STATE OF MASSACHUSETTS )
         ) SS:
COUNTY OF MIDDLESEX  )

The foregoing instrument was acknowledged before me, a Notary Public in and for said County and State, on this 31st day of July, 2020, by David A. Frank, as Treasurer and Chief Financial Officer of AquaBounty Farms Indiana LLC, a Delaware limited liability company, on behalf of the company.

/s/ Christopher H. Martin
Print Name: Christopher H. Martin
Notary Public, Middlesex County, Massachusetts
My commission expires: August 19, 2022

[Affix seal below]

/SEAL/
Guarantor’s Signature Page to Guarantor Security Agreement

WITNESS:

/s/ Sherry Sylvester
Witness Signature

Witness Name (Print): Sherry Sylvester

STATE OF MASSACHUSETTS )
        ) SS:
COUNTY OF MIDDLESEX )

Before me, a Notary Public in and for said County and State, personally appeared Sherry Sylvester, on this 31st day of July, 2020, being known to me to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by David A. Frank in the above-named subscribing witness’s presence, and that the above-named subscribing witness is not a party to the transaction described in the foregoing instrument and will not receive any interest in or proceeds from the property that is the subject of the transaction.

/s/ Christopher H. Martin
Print Name: Christopher H. Martin
Notary Public, Middlesex County, Massachusetts
My commission expires: August 19, 2022

[Affix seal below]

/SEAL/
Guarantor’s Signature Page to Guarantor Security Agreement

Accepted as of the day and year first above written.

BANK:

FIRST FARMERS BANK AND TRUST

By: /s/ Amie Osborn
Amie Osborn, Vice President
Bank’s Signature Page to Guarantor Security Agreement